UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K/A

(Amendment No. 2)

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

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ResMed Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-15317	98-0152841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of principal executive offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to the Form 8-K that ResMed Inc. (“ResMed”) filed on November 14, 2018, as amended by Form 8-K/A, Amendment No. 1, filed on January 29, 2019 (“Amendment No. 1”), is being made solely for the purpose of (i) filing as Exhibit 23.1 hereto a revised version of the Consent of Independent Auditor related to the audited consolidated financial statements of MatrixCare Holdings, Inc. (“MatrixCare”) as of December 31, 2017 and for the year ended December 31, 2017 and (ii) furnishing as Exhibit 99.2 hereto adjusted unaudited pro forma combined financial information of ResMed as of September 30, 2018, for the three months ended September 30, 2018, and for the twelve months ended June 30, 2018 and the notes related thereto, after giving effect to the acquisition of MatrixCare and adjustments described in such pro forma financial information.

The unaudited pro forma combined financial information included in Exhibit 99.2 to this Amendment No. 2 has been adjusted to reflect MatrixCare’s change in accounting principle relating to the amortization of goodwill. Specifically, the condensed combined statements of income for the three months ended September 30, 2018 and twelve months ended June 30, 2018 included amortization related to goodwill in MatrixCare’s amortization of acquired intangible assets, which was then reversed in the Pro Forma Adjustments column. Consistent with the change in MatrixCare’s accounting principle this amendment removes the amortization relating to goodwill from MatrixCare’s historical balances and the corresponding pro forma adjustment. The pro forma combined amounts for amortization of acquired intangible assets and net income did not change as a result of this amendment.

The revised Consent of Independent Auditor attached hereto as Exhibit 23.1 supersedes and replaces Exhibit 23.1 in Amendment No. 1, and the unaudited pro forma combined financial information attached hereto as Exhibit 99.2 supersedes and replaces Exhibit 99.2 in Amendment No. 1. Except as provided herein, this Amendment No. 2 does not change any previously reported financial information or any disclosures contained in the Form 8-K filed on November 14, 2018, or in Amendment No. 1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

23.1	Consent of Independent Auditor.
99.2	Unaudited pro forma condensed combined financial information.

SIGNATURE

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

By:	/s/ BRETT A. SANDERCOCK
Brett A. Sandercock
Chief financial officer

Dated: January 30, 2019